Exhibit 10.2

AMENDMENT TO PURCHASE AGREEMENT

It is hereby agreed that the Purchase Agreement dated June 1, 2012 (the "Agreement") entered into by and between View Systems Inc., of 1550 Caton Centre Drive, Suite E, Baltimore, MD 21231 (the "Buyer") and Essential Security Group, of 4730 West Bancroft, Suite One, Toledo, Ohio, 43615 (the "Seller"), is amended as follows as of the 28th day of June, 2012:

Paragraph 7 of the Agreement is replaced in its entirety as follows:

7.
Closing and Closing Date. Time shall be of the essence of this Agreement. The investigation authorized under paragraph 6 of the Agreement (the “Investigation”)  shall not commence before the time when Seller has delivered to Buyer all documents called for by the Agreement and an audit of the financial statements of Seller shall have been completed by a PCAOB registered accounting firm of Buyer’s choice resulting in an opinion on the financial statements satisfactory to Buyer. Buyer shall then have had at least thirty (30) days to complete its Investigation with the time period of the Investigation commencing after Seller’s fulfillment of all conditions of the Agreement not waived by Buyer, including the provision of the aforementioned audit opinion.  Buyer shall have the absolute right to cancel the Agreement at any time up to the fortieth (40th) day after commencement of the Investigation time period. Thereafter, if Buyer has accepted the purchase of Seller, the closing shall take place on the forty-first (41st) day after commencement of the Investigation time period at such date as may be mutually acceptable to the parties hereto (the "Closing Date" or "Closing") at the office of Buyer in Baltimore, Maryland, or at such other place as may approved in writing by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment by the signatures of their duly authorized corporate officers, as of the day and year first above written.

/s/ Gunther Than
Gunther Than
CEO
View Systems Inc.

/s/ John P. Rademaker
John P. Rademaker
Principal
Essential Security Group

/s/ David Loyer
David Loyer
Principal
Essential Security Group